Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Global Industries Corp.

We consent to the use of our report dated March 4, 2011, in this Post Effective Amendment No. 1 on Form S-1, to Form SB-2 Registration Statement of Global Industries Corp. for the registration of shares of its common stock.  We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas

March 28, 2011